UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011

INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Director Appointment

Effective March 3, 2011, the Board of Directors (the “Board”) of ICE appointed Senator Judd A. Gregg as a director of ICE in conjunction with ICE’s Board of Directors increasing the total number of directors constituting the Board of Directors from 10 to 11 directors.

Senator Gregg has spent over three decades in public office, most recently serving as the United States Senator from the State of New Hampshire from January 1993 until January 2011.  During his tenure in the Senate, Senator Gregg served on a number of key Senate Committees including Budget; Appropriations; Government Affairs; Banking, Housing and Urban Affairs; Commerce, Science and Transportation; Foreign Relations; and Health, Education, Labor and Pensions.  He has served as the Chairman and Ranking Member of the Health, Education, Labor and Pensions Committee and the Chairman and Ranking Member of the Senate Budget Committee as well as chairman of various sub-committees.  From 1989 to 1992, Senator Gregg was the Governor of New Hampshire and prior to that was a U.S. Representative from 1981 to 1989.

After review with counsel, the Nominating and Corporate Governance Committee and the Board of Directors have determined that Senator Gregg qualifies as an independent director and meets the applicable independence requirements of ICE, the New York Stock Exchange and the Securities and Exchange Commission.  As of the time of the filing of this Current Report on Form 8-K, Senator Gregg has not been appointed to any committees of the Board of Directors of ICE and ICE had not determined to which committees, if any, he may be appointed.

Senator Gregg will participate in ICE’s non-employee director compensation arrangements, which provide for the following compensation: (1) an annual retainer of $45,000, (2) an annual grant of $175,000 in the form of restricted stock units that vest one year from the date of grant with the number of units calculated at the time of grant by dividing the annual grant value by the closing price of ICE’s common stock on the date of grant and (3) an initial one-time grant to new non-employee directors of $100,000 in the form of restricted stock units that vest in equal annual installments over three years from the date of grant with the number of units calculated at the time of grant by dividing the annual grant value by the closing price of ICE’s common stock on the date of grant.  If Senator Gregg is appointed to serve on a committee of the Board of Directors, he will be entitled to additional cash compensation in connection with such additional service.  Senator Gregg will also be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors.

A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

99.1	Press Release date as of March 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE, INC.

Date: March 7, 2011	By:	/s/ Scott A. Hill
Scott A. Hill Senior Vice President, Chief Financial Officer